UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana 71360-5226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana 71360-5226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Cleco Corporate Holdings LLC: None	Cleco Power LLC: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2025, Cleco Power LLC (the “Company”) completed the issuance and private sale of $350.0 million aggregate principal amount of its 5.300% Senior Notes due 2036 (the “Notes”) to Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several Initial Purchasers, (collectively, the “Representatives”). The Company intends to use the net proceeds from the private offering for general limited liability company purposes, including the repayment of borrowings under its revolving credit agreement.  The Notes were issued pursuant to an indenture, dated as of September 10, 2021 (the “Base Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”), as amended and supplemented by Supplemental Indenture No. 2, dated as of November 21, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes were offered at an original issue price of 99.777%, bear interest at a rate of 5.300% per annum and mature on January 15, 2036. Interest is payable on the Notes semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2026.

The Company may redeem the Notes, in whole or in part, at any time prior to October 15, 2035 (the “Par Call Date”), at a redemption price equal to the greater of (1) a “make-whole” amount calculated by reference to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the date of redemption and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest to, but excluding, the date of redemption. The Company may redeem the Notes, in whole or in part, at any time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption.

Pursuant to that certain Purchase Agreement, dated November 18, 2025, among the Company and the Representatives (the “Purchase Agreement”), the Company agreed to sell the Notes to the Representatives, and the Representatives agreed to purchase the Notes from the Company. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Representatives, on the other hand, have agreed to indemnify each other against certain liabilities. The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore the Notes may not be offered or sold in the United States absent an applicable exemption from registration requirements.

The Indenture contains restrictive covenants that, among other things, restrict the Company’s ability to merge, consolidate or transfer or lease all or substantially all of its assets or create or incur liens. In addition, the Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal, premium, if any, or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

The foregoing summary of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture (including the Form of Notes), which are attached hereto as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 10, 2021, by and between the Company and the Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 10, 2021).

4.2	Supplemental Indenture No. 2, dated as of November 21, 2025, by and between the Company and the Trustee.

4.3	Form of Notes (included in Exhibit 4.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: November 21, 2025	By:	/s/ Kristin L. Guillory
Kristin L. Guillory
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO POWER LLC

Date: November 21, 2025	By:	/s/ Kristin L. Guillory
Kristin L. Guillory
Chief Financial Officer